United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive, Las Vegas, Nevada 89119 (Address of Principal Executive Offices) Registrant’s Telephone Number, Including Area Code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) (the “Company”) held its annual meeting of shareholders (the “2012 Annual Meeting”) on March 15, 2012.  The following is a brief description of each matter voted upon at the 2012 Annual Meeting, as well as the number of votes cast for, against or withheld  as to each matter and the number of abstentions and broker non-votes with respect to each matter.

Proposal No. 1 Election of Directors

The seven individuals listed below were elected at the 2012 Annual Meeting to serve for a one-year term on the Company’s Board of Directors.

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Garry W. Saunders	37,025,128	7,178,318	5,783,803
John R. Bailey	37,672,582	6,530,864	5,783,803
Daniel M. Wade	40,470,697	3,732,749	5,783,803
Eileen F. Raney	40,471,323	3,732,123	5,783,803
A. Randall Thoman	40,471,839	3,731,607	5,783,803
Michael Gavin Isaacs	43,196,092	1,007,354	5,783,803
David B. Lopez	42,537,463	1,665,983	5,783,803

Proposal No. 2 Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending October 31, 2012

Proposal No. 2 was a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending October 31, 2012.  This proposal was approved.

Votes For	Votes Against	Abstentions
48,207,354	1,327,906	451,989

Proposal No. 3 Advisory (Non-Binding) Vote on the Executive Compensation

Proposal No. 3 was an advisory vote on the compensation of the Company’s named executive officers as described in the Company's proxy statement for the 2012 Annual Meeting.  The table below indicates the voting results on this matter.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,175,254	6,005,849	22,343	5,783,803

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: March 20, 2012

/s/ MICHAEL GAVIN ISAACS
Michael Gavin Isaacs
Chief Executive Officer